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                                                                  EX-99.B(18)(b)

                     Flag Investors Value Builder Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
                 Flag Investors Class A, Flag Investors Class B
                         and Institutional Class Shares


                            Adopted December 13, 1995
                         Amended through March 26, 1997

I.  Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Value Builder Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for three classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A, Flag Investors Class B and Institutional) and future classes of Fund shares. The Flag Investors Class A Shares have been offered since the Fund's inception on June 15, 1992, the Flag Investors Class B Shares have been offered since January 3, 1995 and the Institutional Shares have been offered since November 2, 1995. The Flag Investors Class D Shares are no longer being offered.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. For each additional class of shares approved by the Fund's Board of Directors after the date hereof, the appropriate officers of the Fund will attest the resolutions approving such class as an exhibit hereto. Before any material


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amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II. Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's


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operation that are directly attributable to such class ("Class Expenses")1/; and
(v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.


III. Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;
(ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.

--------
1/ Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.


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                                                                       EXHIBIT A
Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-46279), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000312) on July 26, 1995 are incorporated herein by reference.

2. Articles Supplementary are filed as Exhibit (1)(e) to this Registration Statement on Form N-1A (Registration No. 33-46279) and are incorporated herein by reference.

3. By-Laws, as amended through December 18, 1996, are filed as Exhibit (2) to this Registration Statement on Form N-1A (Registration No. 33-46279) and are incorporated herein by reference.

4. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated relating to Flag Investors Class A Shares filed as Exhibit (6)(a) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-46279), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000312) on July 26, 1995 is incorporated herein by reference.

5. Form of Sub-Distribution Agreement is filed as Exhibit (6)(b) to this Registration Statement on Form N-1A (Registration No. 33-46279) and is incorporated herein by reference.

6. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated relating to Flag Investors Class B Shares filed as Exhibit (6)(e) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-46279), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000312) on July 26, 1995 is incorporated herein by reference.

7. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated relating to Flag Investors Institutional Shares filed as Exhibit (6)(f) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-46279), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96- 000687) on July 29, 1996 is incorporated herein by reference.

8. Distribution Plan relating to Flag Investors Class A Shares filed as Exhibit
(15)(a) to Post- Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-46279), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000312) on July 26, 1995 is incorporated herein by reference.

9. Distribution Plan relating to Flag Investors Class B Shares filed as Exhibit
(15)(c) to Post- Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-46279), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000312) on July 26, 1995 are incorporated herein by reference.


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10. Prospectus relating to Flag Investors Class A and Class B Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-46279) and, as amended from time to time, is incorporated herein by reference.

11. Prospectus relating to Flag Investors Institutional Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-46279) and, as amended from time to time, is incorporated herein by reference.





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                                 BOARD APPROVALS

                                                      Date Approved:  March 1992

                Resolutions Approving Distribution Agreement and
                 Plan of Distribution for Flag Investors Shares


         RESOLVED, that the proposed Distribution Agreement, between the Fund and Alex. Brown & Sons Incorporated for distribution of the Fund's shares be, and the same hereby is, approved, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;


         FURTHER RESOLVED, that the proposed Plan of Distribution (the "Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;


         FURTHER RESOLVED, that the expenditures contemplated by the Plan are comparable to other expenditures for similar funds;


         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;


         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement of the Fund be, and the same hereby is, approved.



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                                                   Date Approved:  November 1992

               Resolutions Renaming Flag Investors Fund Shares and
                     Creating Flag Investors Class B Shares


         WHEREAS, the Board of Directors of Flag Investors Value Builder Fund, Inc. has previously designated one class of the Fund's shares: "Flag Investors Value Builder Fund Shares";

         NOW THEREFORE BE IT RESOLVED, that such shares be, and they hereby are, further designated and classified as the Fund's Class A Shares;

         FURTHER RESOLVED, that in accordance with the authority granted to the Board of Directors of the Fund pursuant to Article VI, Section 4 of the Fund's Articles of Incorporation, a second class of the Fund's 30,000,000 authorized shares of common stock, par value$.001, be, and hereby is, classified and designated as the Fund's "Flag Investors Class B Shares" (the "Class B Shares");

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund to make all appropriate filings with the Commission with respect to the establishment of such new class of shares, the related Distribution Agreement and Plan of Distribution under Rule 12b-1 under the 1940 Act approved by the Board of Directors, including, if they deem it necessary or appropriate, the filing of supplements and post-effective amendments under the 1933 Act and under the 1940 Act to the Fund's Registration Statement on Form N-1A (Registration No. 33-46279), and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), procuring all other necessary signatures thereon, and filing the appropriate exhibits thereto with the Commission under the 1933 Act and the 1940 Act;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to appear, together with legal counsel, on behalf of the Fund before the Commission in connection with any matter relating to the Registration Statement and to take such other actions, including Blue Sky filings, as may be required in connection with the establishment of such Class; and

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund, to take any other action that the officer so acting may deem necessary or appropriate in connection with the establishment and registration of the Class B Shares of the Fund, the taking of any such action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.



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                                                   Date Approved:  November 1992

                Resolutions Approving Distribution Agreement and
             Plan of Distribution for Flag Investors Class B Shares

         WHEREAS, the Board of Directors of Flag Investors Value Builder Fund, Inc. at a meeting held on March 31, 1992, approved the Distribution Agreement, including the form of Sub-Distribution Agreement annexed as Exhibit A thereto, dated as of June 15, 1992 between the Fund and Alex. Brown & Sons Incorporated ("Alex. Brown"); and

         WHEREAS, such Agreement contemplates the creation of additional series and classes and provides that the appointment of Alex. Brown effected thereby shall constitute appointment for the distribution of such additional series and classes unless the parties shall otherwise agree in writing; and

         WHEREAS, it is the desire of the Board of Directors that Alex. Brown serve as the distributor for the Fund's Flag Investors Class B Shares (the "Class B Shares");

         NOW THEREFORE BE IT RESOLVED, that the Fund's Distribution Agreement, as previously adopted by this Board of Directors, is deemed to encompass the Class B Shares and is hereby adopted as the Distribution Agreement for such Shares;

         FURTHER RESOLVED, that the proposed Plan of Distribution (the "Plan") for the Class B Shares is determined to be reasonably likely to benefit the Fund and its shareholders and that, based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

         FURTHER RESOLVED, that the Plan be, and hereby is, approved.


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                                                  Date Approved:  September 1994

            Resolutions of Board Reclassifying Old Class B Shares and
                           Creating New Class B Shares

         RESOLVED, that all issued and outstanding Class B Shares of Flag Investors Value Builder Fund, Inc. be, and they hereby are, reclassified as Class D Shares upon later date;

         FURTHER RESOLVED, that the Board of Directors of Flag Investors Value Builder Fund, Inc., having considered the growth in class assets, outlook for further growth and other relevant considerations, have determined that the offering of the Class D Shares of the such Fund should be terminated, such termination to be effective as of November 18, 1994;

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed in the name and on behalf of the Fund, to take any action that the officer so acting may deem necessary or appropriate, to effect the termination of the offering of the Class D Shares;

         FURTHER RESOLVED, that an additional class of shares of the Fund be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:


Total # of       Class A      Class B      Class D      Unclassified
----------       -------      -------      -------      ------------
Shares
------
30,000,000       20,000,00    5,000,000    3,000,000    2,000,000


         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between the Fund and Alex. Brown & Sons Incorporated for the Class B Shares of the Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.


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                                                        Approved: September 1995


                          Resolutions of Board Creating
                          Institutional Class of Shares


                  RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Value Builder Fund, Inc. is authorized to issue is hereby increased from thirty million (30,000,000) to thirty-five million (35,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Flag Investors Value Builder Fund Institutional Shares";

                  FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

                  FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund to make all appropriate filings with the Securities and Exchange Commission (the "Commission") with respect to the establishment of such new class of shares and the related Distribution Agreement approved at this meeting of this Board of Directors, including, the filing of a post-effective amendment under the Securities Act of 1933 (the "1933 Act") and under the Investment Company Act of 1940 (the "1940 Act") to the Fund's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), procuring all other necessary signatures thereon, and filing the appropriate exhibits thereto with the Commission under the 1933 Act and the 1940 Act;

                  FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to appear, together with legal counsel, on behalf of the Fund, before the Commission in connection with any matter relating to the Registration Statement and to take such other actions, including Blue Sky filings as may be required in connection with the establishment of the new class; and

                  FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund, to take any other action that the officer so acting may deem necessary or appropriate in connection with the establishment and registration of the new class, the taking of any such action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund;

                  FURTHER RESOLVED, that any filings previously made and any actions previously taken by the appropriate officers of each Fund in connection with the establishment and registration of the new class be, and they hereby are ratified, confirmed and approved as the act and deed of such Fund.


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                                                       Approved:  September 1995


                       Approval of Distribution Agreements
                   for New Flag Investors Institutional Shares

                  FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Value Builder Fund, Inc. and Alex. Brown & Sons Incorporated for the Flag Investors Institutional Shares of said Fund be, and the same hereby is, approved;

                  FURTHER RESOLVED, that the proper officers of Flag Investors Value Builder Fund, Inc. be, and each of them hereby is, authorized and directed to enter into and execute the Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.




                                                   Date Approved: March 26, 1997


                       Approval of Amended Rule 18f-3 Plan


                  RESOLVED, based upon information presented to the Board of Directors of Flag Investors Value Builder Fund, Inc. (the "Fund"), that the Directors, including a majority of the Directors who are not "interested persons" of the Fund, have determined that the Fund's amended Rule 18f-3 Plan, including the expense allocations described therein, is in the best interests of the fund and each of its classes;

                  FURTHER RESOLVED, that the amended Rule 18f-3 Plan for the Fund be, and hereby is, approved, in substantially the form presented to this meeting; and

                  FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the amended Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.